Exhibit 23.2

                       Consent of Independent Accountants

The Board of Directors
Hemispherx Biopharma, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                 KPMG Peat Marwick LLP

Philadelphia, Pennsylvania
December 7, 1998